TBPELS REGISTERED ENGINEERING FIRM F-1580

    633 SEVENTEENTH STREET, SUITE 1700    DENVER, COLORADO 80202    (303) 339-8110

Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Civitas Resources, Inc. for the year ended December 31, 2023. We further consent to the incorporation by reference thereof into Civitas Resources, Inc.'s Registration Statements on Form S-3 (Registration No. 333-276352, 333-274920, and 333-263753) and Form S-8 (Registration Nos. 333-217545, 333-229431, 333-257295 and 333-260881).

    By: /s/Ryder Scott Company, L.P.
        RYDER SCOTT COMPANY, L.P.
        TBPELS Firm Registration No. F-1580

Denver, Colorado
February 27, 2024